EXHIBIT 99.1

Citius Pharmaceuticals, Inc. Announces Appointment of Dr. Eugene Holuka to Its Board of Directors

Cranford, NJ-June 28, 2016- Citius Pharmaceuticals, Inc. (OTCQB: CTXR), (the "Company") announced today that it has appointed Dr. Eugene Holuka to the board of directors effective June 23, 2016.

Dr. Holuka is an internist and has practiced in critical care medicine for almost thirty years. He is presently an attending physician at the Staten Island University Hospital where he has practiced since 1991. Dr. Holuka has also served as an Adjunct Clinical Assistant Professor at the Touro College of Osteopathic Medicine since 2011. Prior to the acquisition of Leonard Meron Biosciences, Inc. ("LMB") by the Company in March 2016, he was a member of the LMB Scientific Advisory Board from April 2014 until the present day. Dr. Holuka received the Ellis Island Medal of Honor in 2000 and has served on the NECO Committee Board since 2005. He was an Executive Committee Member on the Forum's Children Foundation from 2000 until 2008.

Dr. Holuka received his B.A. in Biology from Hunter College (CUNY) in New York, New York and his M.D. from the Universidad Del Noreste in Tampico, Mexico.

The Company's CEO and President, Myron Holubiak, noted that, "Dr. Holuka brings over thirty years' experience in practicing critical care medicine. We will benefit from his deep knowledge when evaluating product ideas and developing ways to improve upon the standards of care that exist in medicine today. Dr. Holuka has been extremely helpful in this regard, and it was very clear that he could contribute to the Company even better in this capacity."

About Citius Pharmaceuticals, Inc.

Citius is a specialty pharmaceutical company dedicated to the development and commercialization of therapeutic products for large and growing markets using innovative, patented or proprietary formulations of previously approved pharmaceutical products. We seek new and expanded indications for previously approved pharmaceutical products as a means to achieving leading market positions or potential market exclusivity. By using previously approved drugs with substantial safety and efficacy data, we seek to reduce the risks associated with pharmaceutical product development. We seek to achieve these objectives by utilizing the U.S. Food and Drug Administration's, or FDA's, 505(b)(2) pathway for our new drug approvals. We believe this pathway is comparatively faster, lower risk and less expensive than the FDA's traditional new drug approval pathway. In addition, we focus on obtaining intellectual property protection with the objective of listing relevant patents in the FDA Orange Book in order to limit generic competition.

Safe Harbor

This release may contain certain forward-looking statements regarding our prospective performance and strategies within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of said safe harbor provisions.

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Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of our company, are generally identified by use of words "anticipate," "believe," "estimate," "expect," "intend," "plan," "project," "seek," "strive," "try," or future or conditional verbs such as "could," "may," "should," "will," "would," or similar expressions. Our ability to predict results or the actual effects of our plans or strategies is inherently uncertain. Accordingly, actual results may differ materially from anticipated results. Some of the factors that could cause our actual results to differ from our expectations or beliefs include, without limitation, the risks discussed from time to time in our filings with the Securities and Exchange Commission.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Except as required by applicable law or regulation, we undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

For additional information, please contact:

Robert Haag
Managing Partner
IRTH Communications
CTXR@irthcommunications.com

866-976-4784

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